UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

In its Form 8-K filed on October 5, 2011, the Company reported that at its October 5, 2011 annual shareholder meeting, shareholders had voted as follows on Proposal 5:

Proposal 5 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. The non-binding advisory vote required by the Securities Exchange Act on the frequency of future shareholder advisory votes on the approval of the compensation of the Company’s named executive officers received the following votes:

1 year	2 years	3 years	Abstentions	Broker Non-Votes
1,811,027	18,756	1,692,298	35,229	845,041

At its April 3, 2012 meeting, the Company’s Compensation Committee determined, in light of and consistent with the vote of the Company’s shareholders as to the preferred frequency of stockholder advisory votes on the compensation of the named executive officers, to include a stockholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials each year until the next advisory vote on the frequency of stockholder votes on the compensation of the named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC. (registrant)
DATED: April 4, 2012

	BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer Principal Financial Officer Principal Accounting Officer